Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Perimeter Solutions, SA

Luxembourg, Grand Duchy of Luxembourg:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 1, 2021, relating to the financial statement of Perimeter Solutions, SÀ (the “Company”) and the consolidated financial statements of SK Invictus Intermediate, S.à r.l. (“Predecessor”) appearing in the Company’s prospectus included in the Registration Statement on Form S-4 (File No. 333-259237).

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

January 12, 2022